Exhibit 10.13

STOCK PURCHASE AGREEMENT ENTERED INTO, AS A FIRST PARTY,  DESARROLLOS ZAPAL HOLDINGS CORP. AND GRANGES INC. (HEREINAFTER INDIVIDUALLY IDENTIFIED AS “DZHC” AND “GRANGES” AND JOINTLY IDENTIFIED AS THE “SELLERS”), BOTH PARTIES HEREIN REPRESENTED BY MR. FREDERICK H. EARNEST;  AND, AS A SECOND PARTY,  INVECTURE GROUP, S.A. DE C.V. AND FRONTERA COBRE DEL MAYO MEXICO, S.A. DE C.V. (HEREINAFTER INDIVIDUALLY IDENTIFIED AS “INVECTURE” AND “FCMM” AND JOINTLY IDENTIFIED AS THE  “PURCHASERS”), BOTH PARTIES HEREIN REPRESENTED BY MR. ARTURO ROSAS BARRIENTOS, PURSUANT TO THE FOLLOWING DECLARATIONS AND CLAUSES:

D E C L A R A T I O N S

I.SELLERS through their representative declare:

1.

That both are companies legally incorporated and existing in accordance with the laws of the Province of British Columbia, Canada, and they have sufficient legal capacity to enter into this Agreement and obligate themselves under the terms hereof.

2.	That DZHC is legal owner of:

a)

103,963,885 (one hundred three million nine hundred sixty three thousand eight hundred and eighty five) ordinary, nominative, unique Series shares, with no par value,  fully subscribed and paid, representing 99.999998%  of the capital stock of Desarrollos Zapal, S.A. de C.V. (hereinafter identified as “DZ”)  and covered by stock certificates 1 and 2;

b)

499 (four hundred and ninety nine) ordinary, nominative, Series “B” shares, with no par value, fully subscribed and paid, representing 99.8% of the capital stock of Servicios Industriales MPA, S.A. de C.V. (hereinafter identified as “SIM”) and covered by stock certificate 1-B; and

c)

499 (four hundred and ninety nine) ordinary, nominative, Series “B” shares, with no par value, fully subscribed and paid, representing 99.8% of the capital stock of Servicios Administrativos MPA, S.A. de C.V. (hereinafter identified as “SAM”) and covered by stock certificate 1-B.

3.	That GRANGES is legal owner of:

a)	1 (one) ordinary, nominative, unique Series share, with no par value, fully subscribed and paid, representing 0.00000096% of the capital stock of DZ and covered by stock certificate 3;

b)	1 (one) ordinary, nominative, Series “B” share, with no par value, fully subscribed and paid, representing 0.2% of the capital stock of SIM and covered by stock certificate 2-B; and

c)	1 (one) ordinary, nominative, Series “B” share, with no par value, fully subscribed and paid, representing 0.2% of the capital stock of SAM and covered by stock certificate 2-B.

All of the shares described in declarations I.2  and I.3 above shall be hereinafter jointly identified as the “SHARES”.

4.

That the SHARES of DZ, SIM and SAM which are owned by SELLERS and which are subject matter of this Agreement, are free from any liens, burden, affectation or limitation of domain of any nature whatsoever; likewise, except for 1 (one) share owned by INVECTURE in  DZ, no

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Exhibit 10.13

other outstanding shares representing the capital stock of DZ, SIM and SAM different from those mentioned above exist as of this date, and also as of this date no option or right granted to any other third party to acquire, subscribe or pay any shares representing the capital stock of DZ, SIM and SAM exist, and no obligation  by such companies to amortize  or allow the subscription and payment of shares representing their capital stock by any other third party exist, and no securities convertible into or exchangeable for shares representing the capital stock of DZ, SIM and SAM exist.

5.

That DZ, SIM and SAM are companies incorporated and existing in accordance with the laws of the Mexican United States, and such companies do not have any subsidiaries and are not owners of shares or partnership interests in any other company.

6.

That as of SELLERS knowledge, no judicial or administrative order  or decision of any nature restraining the execution of this Agreement or the performance and fulfillment of each and all the acts and obligations deriving there from exist;  likewise, no administrative  or judicial procedure or contractual obligation restraining the free transfer of the SHARES subject matter of this Agreement exist.

7.

That they have the required legal capacity and they have obtained all the required authorizations, as well as adopted all the necessary actions for the execution of this Agreement,  and performed each and all the acts directly derived there from.

8.

That their representative has  the required legal capacity and the sufficient authority to obligate themselves in the terms of this document; which authority as of the date of execution of this Agreement, has not been revoked, limited or modified in any manner whatsoever.

9.

That as PURCHASERS are aware,  subject to the acceptance by the company named RPG Structured Finance SaRL, resident at Luxemburg,  to acquire from Vista Gold Corp. –a company of the same corporate group than SELLERS-  the totality of certain collection rights held by Vista Gold Corp., in which case this must be performed no later than January 30, 2014, according to the agreement executed abroad, in this same date, between Vista Gold Corp. and RPG Structured Finance SaRL  (hereinafter identified as “Contract of Assignment of Loan”),  the corporate group to which SELLERS belong has decided to disinvest in DZ’s mining projects and as a consequence thereof in SIM and SAM and, therefore, SELLERS desire to sell to PURCHASERS on this date,  each and all the SHARES, subject to the terms and conditions established in this Agreement.

II.PURCHASERS through their representative declare:

1.

That both companies are incorporated and existing in accordance with the laws of the Mexican Unites States, and they have sufficient legal capacity to enter into this Agreement and obligate themselves under the terms hereof, since their corporate purposes provide the acquisition of shares of other companies, as well as the investment in such and perform activities related to the foregoing.

2.

That PURCHASERS desire to acquire on this date and in a direct manner, the SHARES representing the capital stock of DZ, SIM and SAM, subject to the terms and conditions agreed upon in this document, stating that they are aware and in conformity of that stated by SELLERS under declaration I.9 of this Agreement.

3.	That PURCHASERS have performed all actions necessary for the execution of this Agreement, as well as each and all the acts directly or indirectly derived there from.

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Exhibit 10.13

4.

That as of PURCHASERS knowledge no judicial or administrative order or decision of any nature restraining the execution of this Agreement or the performance and fulfillment of each and all the acts and obligations deriving there from exist;  likewise, no administrative  or judicial procedure or contractual obligation restraining the free transfer of the SHARES subject matter of this Agreement exist.

5.

That the execution and compliance of this Agreement by PURCHASERS does not require any previous authorization, approval, consent or recording from or before any authority, third party, company or individual and if required, those have been obtained as of this date.

6.

That their representatives have the required legal capacity and the sufficient authority to obligate themselves in the terms of this document; which authority as of the date of execution of this Agreement, has not been revoked, limited or modified in any manner whatsoever.

7.

That taking into consideration that from February 7,  2012 INVECTURE is a shareholder of DZ and from that date said company has been actively involved in the management and operation of DZ and in the operation of SIM and SAM,  PURCHASERS have full knowledge of the mining projects, prospects, businesses,  assets and financing situation of DZ, SIM and SAM as of this date, and they have been informed on time, on the activities and status of said companies, including their Financial Statements, therefore, PURCHASERS desire to enter into this Agreement.

III.SELLERS and PURCHASERS jointly through their respective representatives declare:

1.

That in view of that stated by SELLERS and PURCHASERS under declarations I.9 and II.2 above, respectively, both parties agree that the execution of this Purchase Agreement with respect  to the SHARES, is subject to the condition subsequent consisting of the company named RPG Structured Finance SaRL deciding not to acquire from Vista Gold Corp. the totality of certain collection rights held by the latter company, which decision must be adopted by RPG Structured Finance SaRL no later than January 30, 2014, according to the Contract of Assignment of Loan.

2.

That Additionally, both parties acknowledge that on this same date INVECTURE, DZHC, GRANGES, DZ and Vista Gold Corp. entered into, abroad, a termination agreement  (named “Termination Agreement”,  hereinafter identified idem),  by means of which the contract named “Earn-in Right Agreement”, dated February 7,  2012 is terminated, with respect to which such termination agreement the parties agree to accept in all of its terms and condition and, specially, in case that the condition subsequent mentioned in the above declaration be fulfilled and therefore this Agreement be resolved.

Given the above declarations, the parties agree on the following:

C L A U S E  S

FIRST. Subject Matter.SELLERS hereby transfer to PURCHASERS the ownership of the totality of the SHARES described in declarations I.2 and I.3 of this Agreement, which transfer shall be carried out as follows:

a)	DZHC transfers to INVECTURE: (i) 103,963,885 (one hundred three million nine hundred sixty three thousand eight hundred and eighty five) SHARES of DZ; (ii) 499 (four hundred and ninety 3-7

Exhibit 10.13

nine) SHARES of SIM; and (iii) 499 (four hundred and ninety nine) SHARES of SAM, which as of this date were owned by DZHC; and
b)	GRANGES transfers to FCMM: (i) 1 (one) SHARE of DZ; (ii) 1 (one) SHARE of SIM; and (iii) 1 (one) SHARE of SAM, which as of this date were owned by GRANGES.

PURCHASERS acquire such SHARES in the proportions above indicated and in the terms and conditions herein established.

SECOND.Price.The total price of the SHARES is the total amount of USD$15,000.00  (Fifteen thousand dollars 00/100 currency of the United States of America),  payable in such currency; which price is paid by PURCHASERS to SELLERS on this date, through bank transfer of funds to the account indicated by SELLERS for such purposes, as follows:

a)

INVECTURE pays to DZHC: (i) the total amount of USD$9,990.00  (Nine thousand nine hundred and ninety dollars 00/100 currency of the United States of America) for DZ’s SHARES; (ii) the total amount of UDS$2,490.00 (Two thousand four hundred and ninety  dollars 00/100 currency of the United States of America) for SIM´s SHARES; and (iii) the total amount of USD$2,490.00 (Two thousand four hundred and ninety dollars 00/100 currency of the United States of America) for SAM’s SHARES; and

b)

FCMM pays to GRANGES: (i) the total amount of USD$10.00  (Ten dollars 00/100 currency of the United States of America) for DZ’s SHARE; (ii) the total amount of USD$10.00 (Ten dollars 00/100 currency of the United States of America) for SIM’s SHARE;  and (iii) the total amount of USD$10.00 (Ten dollars 00/100 currency of the United States of America) for SAM’s SHARE.

THIRD.Endorsement of Stock Certificates.Upon delivery of the price of the SHARES in the terms established in the above clause,  DZHC delivers to INVECTURE: (i) stock certificates 1 and 2 representing 103,963,885 SHARES of DZ; (ii) stock certificate 1-B representing 499 SHARES of SIM; and (iii) stock certificate 1-B representing 499 SHARES of SAM, all of them dully endorsed in property in favor of INVECTURE; and GRANGES delivers to FCMM: (i) stock certificate 3 representing a SHARE of DZ; (ii) stock certificate 2-B representing a SHARE of SIM; and (iii) stock certificate 2-B representing a SHARE of SAM, all of them dully endorsed in property in favor of FCMM; and all instructions necessary to carry out the corresponding notes in the respective Stock Registry Books of DZ, SIM and SAM are made.

FORTH.Cash in reserve fund and Banks.Parties agree that any cash in the reserve fund or in any of the bank or investment accounts of DZ, SIM and SAM which belong to any of the companies of the same corporate group than SELLERS, shall be transferred as soon as possible, to the company which provided such funds to DZ, SIM and SAM, since such asset is not part of the subject matter of this purchase.

FIFTH.Employees.Parties agree that on this date on which the transfer of the SHARES takes place,  DZ has no hired employees or workers, SIM has 10 (ten)  hired employees and SAM has 2 (two) hired employees; reason why the transfer of SHARES shall only represent a labor responsibility for PURCHASERS with respect to the referred employees of SIM and SAM, with respect to whom PURCHASERS state that they are aware of the labor terms and conditions under which those employees were hired, agreeing to assume from the date hereof, any responsibility in labor, tax, social security and other applicable matters with respect to such labor relationships with SIM’s and SAM’s employees.

SIXTH.Guaranty by SELLERS.PURCHASERS acknowledge that given that established in declaration II.7 of this Agreement, from February  7,  2012 and during all the process of purchase of the SHARES, PURCHASERS had the sufficient opportunity to become aware of the

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Exhibit 10.13

complete situation of DZ, SIM and SAM; likewise, PURCHASERS are aware of the conditions representing the acquisition of one or more businesses in operation and that, therefore, SELLERS do not grant any guaranty to PURCHASERS, particularly with respect  to  the viability or future success of the mining projects and operations of DZ, SIM and SAM; therefore, PURCHASERS hereby release SELLERS from any responsibility and PURCHASERS do not reserve for themselves any action or right to exercise in the future against SELLERS nor their shareholders, directors, officers, external advisors, regarding the purchase of the SHARES subject matter of this Agreement.

SEVENTH.Condition Subsequent.Pursuant to that stated by both Parties in declaration III.1 of this Agreement, SELLERS and PURCHASERS agree that the purchase of SHARES subject matter of this Agreement is subject to a condition subsequent consisting of the company RPG Structured Finance SaRL not acquiring as of January 30, 2014, from Vista Gold Corp. the totality of certain collection rights held by Vista Gold Corp., pursuant to the terms agreed upon by the parties under the Contract of Assignment of Loan, in which event this Agreement shall be considered definitively resolved for all legal effects, pursuant to that established in Article 1940 and all related and applicable articles of the Federal Civil Code, as suppletory of the Commerce Code, and the following shall be observed:

1.

Fulfillment of Condition Notice.If within 5 (five) working days following January 31, 2014,  PURCHASERS receive at their domicile a written notice from Vista Gold Corp., by means of which the latter informs that RPG Structured Finance SaRL did not acquire the totality of the referred collection rights from Vista Gold Corp., in terms of the Loan Agreement, the purchase of SHARES subject matter of this Agreement shall be immediately resolved, turning things to their former condition as prior to the execution of this Agreement, as though this purchase of SHARES would have never existed, being PURCHASERS obligated in an irrevocable manner to carry out all necessary acts to turn things to their former condition as prior to the execution of this Agreement, except for that referred to the fulfillment of PURCHASERS’ obligations expressly agreed in this Agreement, as well as in the Termination Agreement.

2.

Return of Stock Certificates.Within 3 (three) working days following the fulfillment of the condition subsequent notice pursuant to that established under section 1  above, PURCHASERS must return to SELLERS the stock certificates representing the SHARES which have been delivered in terms of Clause Third of this Agreement, pursuant to the following: (A) INVECTURE shall return to DZHC: (i) stock certificates 1 and 2 representing 103,963,885 SHARES of DZ; (ii) stock certificate 1-B representing 499 SHARES of SIM; and (iii) stock certificate 1-B representing 499 SHARES of SAM, cancelling the endorsements made in favor of PURCHASERS;  and (B) FCMM shall return to GRANGES: (i) stock certificate 3 representing a SHARE of DZ; (ii) stock certificate 2-B representing a SHARE of SIM; and (iii) stock certificate 2-B representing a SHARE of SAM, cancelling the endorsements made in favor of PURCHASERS;  and in addition, PURCHASERS shall give instructions necessary to make the corresponding notes in the respective Stock Registry Books of DZ, SIM and SAM.

3.

Return of Price.  Parties agree that, considering the time in which PURCHASERS have been in charge of the management, control and operation of DZ, SIM and SAM, and that the fulfillment of the condition subsequent depends on the will of a third party different from SELLERS, the price paid by PURCHASERS shall remain in benefit of SELLERS, therefore, from this date, Parties are fully in agreement that the return of the price shall not take place.

4.

Employees.Parties agree that on the date on which the condition subsequent herein contained is fulfilled, having as a consequence the definitive resolution of this purchase of SHARES,  SELLERS shall once again assume any labor responsibility only with respect to those employees of SIM and SAM whom being hired by said companies prior to October 16, 2013 continue rendering their services to said companies on the date this Agreement be

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Exhibit 10.13

resolved, accepting SELLERS to assume from that date, any responsibility in labor, tax, social security and other applicable matters in relation to the referred labor relationships.

The foregoing means that, regarding: (i) those employees of SIM and SAM whom between October 16, 2013 and the date this Agreement is resolved,  resign or are fired and with respect to whom PURCHASERS have assumed the respective labor responsibility; and (ii) those employees and workers of DZ, SIM and SAM being hired after October 16,  2013, PURCHASERS shall be and shall continue to be the sole responsible of their relocation in other companies of their same group or if applicable, to pay them the corresponding indemnifications,  being PURCHASERS responsible for the compliance of all obligations in the labor, tax, social security and other applicable areas with respect to the employees and workers of DZ, SIM and SAM mentioned in this paragraph.

5.Additional effects of resolution of this Agreement.Within 3 (three) working days following the notification of the fulfillment of the condition subsequent, pursuant to that established in section 1  of this Clause Seventh, INVECTURE obligates itself in an irrevocable manner, to transfer to DZHC, in  a price of USD$10.00 (Ten dollars 00/100 currency of the United States of America),  an ordinary, nominative,  unique Series share, with no par value, fully subscribed and paid, representing 0.00000096% of the capital stock of DZ and with respect to which it is titleholder from February 7,  2012, and it is covered by stock certificate 4, endorsed in property in favor of DZHC.

EIGHTH.Taxes.Parties agree that all taxes, rights and other tax burdens that may arise as a consequence of the execution of this Agreement, shall be the responsibility of the party obligated thereof, according to the legal applicable provisions.

In relation to the foregoing, since SELLERS are residents in Canada for tax purposes, according to Articles 26 of the Federal Tax Code and 190 of the Income Tax Law, PURCHASERS hereby withhold 25% (Twenty five percent) of the total price agreed upon in this Agreement, as definitive Income Tax for the sale of the SHARES subject matter of this transaction, which tax PURCHASERS are obligated to pay to the Mexican competent tax authorities, in the terms established in the applicable legal provisions, releasing SELLERS from any liability deriving from the withholding or payment of such tax.

NINETH.Notifications.All communications, notifications and notices between the Parties pursuant to this Agreement shall be made in writing, delivered at their domiciles in an authentic manner and, to such effect the Parties designate the following domiciles:

SELLERS	PURCHASERS
DZHC and GRANGES	INVECTURE and FCMM
Desarrollos Zapal Holdings Corp. and/or Granges Inc. 7961 Shaffer Parkway, Suite 5 Littleton, CO 80127 Att’n: Frederick H. Earnest

Invecture Group, S.A. de C.V. and/or

Frontera Cobre del Mayo Mexico, S.A. de C.V.

Montes Urales No. 750, 3er Piso, Local A

Col. Lomas de Chapultepec

11000 Mexico, D.F.

Att’n: Michael John Detmold Macphee

Any notice, notification or document personally delivered shall be considered as delivered and received on the date of delivery to the addressee and,  in the event such document is sent by certified mail return receipt requested, specialized courier service, by facsimile  or any other similar communication mean, shall be considered as delivered on the date on which such document has been effectively received at the domicile of the corresponding addressee.

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Exhibit 10.13

Any change of domicile  or of representative shall be communicated in writing, delivered in an authentic manner, being expressly agreed that, in the event any party does not notify to the other of any change of domicile, it shall be understood that all notifications made at the last domicile designated by the addressee shall be fully valid and effective.

TENTH.Amendments.No  amendments or waiving of any of the terms and conditions of this Agreement shall be effective unless evidenced in writing and signed by the legal representatives of the Parties having sufficient authority thereof.

ELEVENTH.Lack of Injury.Regardless of the nature of this Agreement, the Parties expressly declare that no injury exists in the agreements herein contained and, in case it would exist, the Parties expressly waive the right to request the relative nullity under Articles 2228 and 2239 of the Civil Code for the Federal District and the corresponding articles of the Federal Civil Code and the codes of all the states of the Mexican United States.

TWELFTH.Applicable Laws and Jurisdiction.This Agreement is entered into in terms of the laws in force in the Mexican United States, it is of a mercantile nature and it is executed pursuant to that indicated in Article 78 of the Commerce Code, therefore, for all that not expressly agreed in this document and for the interpretation and compliance of same, the applicable legal provisions in the Mexican United States shall apply, specially the provisions of the Commerce Code, as well as the Federal Civil Code, as suppletory law; in case of any controversy arising out, deriving from or related to this Agreement, the Parties agree to submit themselves to the jurisdiction of the competent Federal Courts in Mexico City, waiving to any other jurisdiction that may correspond to them for their present or future domiciles  o  for any other reason whatsoever.

THRITEENTH.Total Agreement.This Agreement constitutes the total agreement between the Parties.

FORTEENTH.Headings.Parties acknowledge that the headings used for the clauses of this Agreement are only provided to facilitate the reading of this document; therefore, such headings have no interpretative or related value.

Having the Parties read this Agreement; they sign and ratify same in its totality in four sets in Mexico City, Federal District on October 16,  2013.

      SELLERSPURCHASERS

   Desarrollos Zapal Holdings Corp.    Invecture Group, S.A. de C.V.

      Granges Inc. Frontera Cobre del Mayo México, S.A. de C.V.

             (illegible signature)         (illegible signature)

             Frederick H. Earnest      Arturo Rosas Barrientos

Attorney-in-law and Legal Representative     Attorney-in-law and Legal Representative

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